Exhibit 99.1

Bank of America Merrill Lynch healthcare conference May 10-12, 2016

Forward-Looking Statements This presentation may contain forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All references to “Select” used throughout this presentation refer to Select Medical Holdings Corporation and its subsidiaries.

Headquartered in Mechanicsburg, Pennsylvania, Select Medical employs approximately 41,500 staff in the United States. SCALE AND EXPERTISE Leading provider of post-acute services with operations in 46 states and D.C. Founded in 1996 $4.0 Billion Net Revenue LTM Q1 ‘16 $429 Million Adjusted EBITDA LTM Q1 ‘16(1) 10.6% Adjusted EBITDA Margins Select Medical Overview

Select Medical’s National Footprint 109 Long-Term Acute Care Hospitals (LTACH) (27 States) 18 Inpatient Rehabilitation Hospitals (8 States) 1,615 Outpatient Rehabilitation Centers (37 States and D.C.) 301 Concentra Centers (38 States) As of 3/31/16 4 17 4 7 19 2 4 12 1 46 4 2 7 2 11 3 3 8 12 3 18 13 8 8 14 2 6 4 7 5 2 3 2 2 10 13 1 10 6 13 28 2 49 3 67 18 27 38 60 89 31 27 70 119 33 47 215 5 66 12 161 48 11 109 7 1 21 14 24 50 12 71 35 5 3 5 19 1 2 6 1 2 2 3 1 3 2 2 2 1 1 2 2 9 2 5 1 5 9 6 2 3 1 2 5 3 11 15 9 1 1 3

Net Revenue $1.088B – 36.8% YOY Growth Adjusted EBITDA $128.6M – 30.0% YOY Growth EPS $0.42 (includes one-time gains and losses net of tax totaling $0.19) Adjusted EPS(1) $0.23 See SEM earnings press release dated May 5, 2016 for reconciliation of EPS to Adjusted EPS First Quarter 2016 Performance

Physiotherapy Acquisition (“Physio”) March 2016 acquired Physiotherapy Associates for $408.7 million 2015 Adjusted EBITDA of $32.7 million and expected synergies of $20.4 million 547 outpatient rehab clinics and 27 orthotic and prosthetic clinics Recent Developments

Sale of Contract Therapy Business On March 31, 2016, completed the sale for $65.0 million LTM Q1 ‘16 Adjusted EBITDA of $6.7 million; margin 4.6% Recent Developments

Kindred Hospital Swaps In February, agreement with Kindred to swap 5 LTACs with 233 beds to Kindred in exchange for 4 LTACs with 287 beds. Select to receive the following hospitals: two in Cleveland, one in Atlanta, and one in Indiana Kindred to receive the following hospitals: two in Colorado, one in Indianapolis, one in Houston, and one in San Antonio Recent Developments

Acquired from Humana in June 2015 in partnership with WCAS The leading provider of occupational health with 464 locations across 43 states Centers: 301 occupational health locations, with some consumer health Onsite Clinics: 130 locations at employer locations CBOCs: 33 Community Based Outpatient Clinics serving Veterans Health Administration patients Concentra

Management transition Q1 2016 Revenue = $250.9 million Adjusted EBITDA = $34.2 million Adjusted EBITDA margin = 13.6% Synergy savings on schedule Post-Acquisition Update

Status of LTACHs in Criteria # of Hospitals 53 Post-Criteria Hospitals >= to pre-criteria census 1 21 Post-Criteria Hospitals <= to pre-criteria census 1 32 % of total compliant patients to total patients 89.3% Key Volume Indicators Total Total Post-Criteria ADC 1,469.8 % change in ADC Pre-Post -(3.9%) Daily Patient Impact -(59.6) Avg. Patient Impact per hospital/day (1.1) Key Pricing Indicators from Sample Medicare CMI change from non-compliance (pre-criteria) to compliant (post-criteria 30 pts 2 Non-compliant CMI: 0.99 DRG Payment: $40k x .99 $40K Impact of a 30% Increase in CMI Index Compliant CMI: 1.29 DRG Payment: $40k x 1.29 $52K Pricing Impact: ~30% 3 Comparison of ADC 3 months prior to enter criteria; the post criteria data is up through March 31, 2016. The 30 pt increase is the approximate average increase in the CMI index. The pricing impact is calculated as a percentage change between the DRG payment for noncompliant and compliant patients.

2014 2015 2015 (PF) Note: 2015(PF) is proforma to include full year ownership of Concentra plus Physiotherapy Associates Revenue Mix Specialty Hospitals 73% Outpatient 27% Specialty Hospitals 63% Outpatient 22% Concentra 15% Specialty Hospitals 53% Outpatient 25% Concentra 22%

2014 2015 2015 (PF) Note: 2015(PF) is proforma to include full year ownership of Concentra plus Physiotherapy Associates Payor Mix Medicare 45% Non Medicare 55% Medicare 32% Non Medicare 68% Medicare 37% Non Medicare 63%

Net Revenue $4,150M - $4,350M Adjusted EBITDA $500M - $540M EPS $0.87 - $1.06 Financial Guidance 2016

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